UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): June 7, 2002 (June 3, 2002)

COMPREHENSIVE CARE CORPORATION
 (Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Hoover Blvd., Suite 200
Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

TABLE OF CONTENTS

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Press Release - Howard A. Savin
Press Release - Thomas C. Clay
Employment Agreement - Thomas C. Clay
Press Release - Paul R. McCarthy
Employment Agreement - Paul R. McCarthy

Item 5. Other Events.

     Effective June 3, 2002, the Board of Directors elected Howard A Savin, Ph.D. to fill one existing vacancy for a Class II Director. Dr. Savin, 55 years of age, is currently Senior Vice President of Clinical Affairs at the Devereux Foundation, an organization engaged in providing high-quality human services to children, adults, and families with special needs which derive from behavioral, psychological, intellectual or neurological impairments. Dr. Savin has served the Devereux Foundation in this capacity since July 1995.

     Dr. Savin has been appointed to serve as Director and Chairman of the Company’s Compensation and Stock Option Committee and, also, as a member of the Company’s Audit Committee without receiving any cash compensation. In accordance to the Company’s 1995 Non-employee Director Stock Option Plan, Dr. Savin has been awarded initial and annual grants of options to purchase 10,000 and 10,833 shares, respectively, of the Company’s Common Stock. The initial grant of 10,000 options is an award for Dr. Savin’s service as Class II Director and is exercisable in 25% increments, beginning on the one-year anniversary of the date of grant, at a price of $1.50 per share. The annual grant of 10,833 shares is an award for Dr. Savin’s service as Chairman of one board committee and member of one additional board committee. These options become exercisable as of the date of the 2002 Annual Meeting at a price of $1.50 per share. A copy of the June 6, 2002 Press Release announcing Dr. Savin’s appointment is attached as an Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

     Effective June 3, 2002, the Company’s principal operating subsidiary, Comprehensive Behavioral Care, Inc. (“CompCare”) entered into an employment agreement with Thomas C. Clay, MSW. Pursuant to this agreement, Mr. Clay has been promoted to the position of President, Public Sector Systems, for CompCare. Mr. Clay is to receive an annual salary of $120,000 and he is eligible to earn an annual performance based incentive bonus of up to $20,000 for achievement of target company and individual objectives. Additionally, the Company shall provide Mr. Clay with the Company’s standard health insurance and other benefits as generally offered and made available to employees of the Company, and upon the same terms and conditions as provided to other executives of the Company. The foregoing is a description of Mr. Clay’s employment agreement, which is filed as an Exhibit 99.3 to this Form 8-K, and does not purport to contain all of the terms, provisions, and conditions included therein.

     Further, effective June 3, 2002, CompCare entered into an employment agreement with Paul R. McCarthy, Ph.D. Pursuant to this agreement, Dr. McCarthy has been employed by CompCare to serve as its Chief Operating Officer. Dr. McCarthy is to receive an annual salary of $120,000 and he is eligible to earn an annual performance based incentive bonus of up to $20,000 for achievement of target company and individual objectives. Additionally, the Company shall provide Dr. McCarthy with the Company’s standard health insurance and other benefits as generally offered and made available to employees of the Company, and upon the same terms and conditions as provided to other executives of the Company. The foregoing is a description of Dr. McCarthy’s employment agreement, which is filed as an Exhibit 99.5 to this Form 8-K, and does not purport to contain all of the terms, provisions, and conditions included therein.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	June 6, 2002 Press Release – Howard A. Savin, Ph.D.
99.2	June 4, 2002 Press Release – Thomas C. Clay.
99.3	Employment Agreement effective June 3, 2002 between the Company and Thomas C. Clay.
99.4	June 4, 2002 Press Release – Paul R. McCarthy, Ph.D.
99.5	Employment Agreement effective June 3, 2002 between the Company and Paul R. McCarthy, Ph.D.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION

By: /s/ Robert J. Landis Robert J. Landis Chairman of the Board

Date: June 7, 2002

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